SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 19, 2010

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor of Tower B, Renji Plaza No. 101

Jingshun Road, Chaoyang District

Beijing, People’s Republic of China 100102

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 19, 2010, at the Registrant’s annual meeting of shareholders, shareholders of the Registrant elected Mr. Peter Zhuo and Dr. Da-Zhuang Guo as new Class I directors and re-elected Mr. Robert W. Kraft as a Class I director. Additionally, the Registrant’s CFO, Mr. Peter Dong was elected as a new Class II director and President Phil Fan and Co-President Gavin Cheng were elected as new Class III Directors.

Former director David Hu elected not to stand for re-election and as of November 19, 2010 is no longer a member of the Registrant’s board of directors.

ITEM 8.01 OTHER EVENTS.

As discussed in Item 5.02 above, the Registrant held its annual meeting of shareholders on November 19, 2010. In addition to the election of directors as discussed above, the shareholders of the Registrant ratified the appointment of Bernstein & Pinchuk LLP as the Registrant’s independent registered public accountant for the fiscal year ending December 31, 2010.

A copy of the press release announcing the results of the 2010 annual meeting of shareholders is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1	Press release dated November 19, 2010.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

By:	/s/ Phil Fan
Phil Fan
President

Dated: November 22, 2010

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press Release dated November 19, 2010.

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